UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2016

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The option to purchase up to 3,000,000 shares of Common Stock of the Company granted to Thomas J. Shaw on November 1, 2016 terminated by its terms on December 27, 2016 due to the shareholders’ vote against the proposal to approve such option.

On December 27, 2016, an option under the Company’s First Amended 2008 Stock Option Plan to purchase up to 50,000 shares was granted by the Compensation and Benefits Committee of the Board of Directors of the Company to Douglas W. Cowan, the Company’s Vice President, Chief Financial Officer, and Director.  The option vests in twelve months and terminates on December 27, 2026.  The exercise price of the option was 100% of the fair market value of the Company’s Common Stock on the grant date, by reference to the previous day’s closing price, which was $1.05 per share.  The option is intended to be an incentive stock option.

On December 27, 2016, an option under the Company’s First Amended 2008 Stock Option Plan to purchase up to 50,000 shares was granted by the Compensation and Benefits Committee of the Board of Directors of the Company to Michele M. Larios, the Company’s Vice President, General Counsel, and Secretary.  The option vests in twelve months and terminates on December 27, 2026.  The exercise price of the option was 100% of the fair market value of the Company’s Common Stock on the grant date, by reference to the previous day’s closing price, which was $1.05 per share.  The option is intended to be an incentive stock option.

On December 27, 2016, options under the Company’s First Amended 2008 Stock Option Plan to purchase up to 50,000 shares were granted by the Compensation and Benefits Committee of the Board of Directors of the Company to each of the Company’s three independent Directors (Marco Laterza, Walter O. Bigby, Jr., and Amy Mack).  The options vest immediately and terminate on December 27, 2026.  The exercise price of the option was 100% of the fair market value of the Company’s Common Stock on the grant date, by reference to the previous day’s closing price, which was $1.05 per share.  The options are intended to be non-qualified stock options.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

A Special Meeting of Shareholders of Retractable Technologies, Inc. was held on December 27, 2016.  Abstentions are considered present for purposes of calculating the vote but are not considered to have been voted in favor of the matters voted upon, and broker non-votes are not considered present for purposes of calculating the votes.

The final voting results are as follows:

Proposal 1:                                   Approval of the option grant to Thomas J. Shaw

The shareholders voted against the approval of the option grant to Thomas J. Shaw, as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
192,498	18,715,247	20,644	0

Item 8.01                                           Other Events.

On December 27, 2016, the Company issued a press release, a copy of which is attached to this Form 8-K as Exhibit 99, announcing the declaration of a dividend to the Series I and II Class B Preferred Stock shareholders.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

99                                  Press release announcing the declaration of a dividend to the Series I and II Class B Preferred Stock shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 28, 2016		RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ Douglas W. Cowan
DOUGLAS W. COWAN
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER